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                                                                 Exhibit 10.3

                           Jerry's Famous Deli, Inc.
                       12711 Ventura Boulevard, Suite 400
                         Studio City, California  91604



August 26, 1996


Mr. Kenneth J. Abdalla
Waterton Management, LLC
10000 Santa Monica Blvd, 5th Flr.
Los Angeles, CA 90067


Dear Ken:

This letter will confirm our understanding with respect to the purchase by Waterton Management, L.L.C. or any of its designees ("Waterton") of Series A Preferred Shares (the "Series A Preferred Shares"), convertible into shares of Common Stock. The first $6 Million to be invested by Waterton (the "First Closing") shall be invested directly by Yucaipa Waterton Deli Investors, L.L.C. ("Yucaipa").

1. The Corporation agrees that it will submit an Amended and Restated Certificate of Designation (the "Series A Certificate") for filing with the State of California on Monday, August 26, 1996. Such certificate shall contain a provision that the Series A Preferred Shares shall be non-voting shares. We agree that the First Closing shall take place as soon after the filing of the Series A Certificate as practicable.

2. The Corporation agrees that it will prepare a Certificate of Designation for an additional series of preferred shares (the "Series B Certificate") which will contain a provision that the Series B Preferred Shares shall have the maximum voting rights as Nasdaq shall advise is consistent with its rules and policies, as requested in the letter to Nasdaq attached hereto as
Exhibit 1. If the proposed issuance of the Series B Preferred Shares is not disapproved by Nasdaq, as set forth in the attached letter, and is accepted and filed with the Secretary of State of California, the holders of the Series A Preferred Shares shall be entitled to exchange, for no additional consideration, their shares for an equivalent number of Series B Preferred Shares based upon the par value thereof. Each of the Corporation and The Starkman Family Trust agrees to use its best efforts to obtain the approval of Nasdaq with respect to the issuance of the Series B Preferred Shares and, following the receipt of such approval, to have such certificate filed with the Secretary of State of California. If accepted by Nasdaq and the Secretary of State of California, then Waterton shall be entitled to purchase shares of Series B Preferred Shares in lieu of the purchase of the Series A Preferred Shares as contemplated pursuant

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to the options granted to it in that certain letter agreement dated August 22,
1996 between the Corporation and Waterton.

Please confirm your understanding of and agreement to the above terms by signing below and returning a signed copy of this letter to me.

                                        Sincerely yours,



                                        Isaac Starkman
                                        President
                                        Jerry's Famous Deli, Inc.


                                        The Starkman Family Trust


                                        By:
                                           ---------------------
                                           Isaac Starkman
                                           Trustee




Agreed and Accepted:

Waterton Management, L.L.C.



By:
   ------------------------------
   Kenneth J. Abdalla
   Managing Member

Date:





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                           Jerry's Famous Deli, Inc.
                       12711 Ventura Boulevard, Suite 400
                         Studio City, California  91604



August 22, 1996


Mr. Kenneth J. Abdalla
Waterton Management, LLC
10000 Santa Monica Blvd, 5th Flr.
Los Angeles, CA 90067


Dear Ken:

This letter will confirm our understanding with respect to the purchase by Waterton Management, L.L.C. or any of its designees ("Waterton") of Series A Preferred Shares (the "Preferred Shares"), convertible into shares of Common Stock. The first $6 Million to be invested by Waterton (the "First Closing") shall be invested directly by Yucaipa Waterton Deli Investors, L.L.C. ("Yucaipa").

1. Either (i) the Corporation shall have received a waiver from NASDAQ with respect to the issuance of more than 20% of the Corporation's outstanding Common Stock or (ii) as soon as practicable after the Closing of the first purchase of Preferred Shares (the "Closing"), the Corporation agrees to hold a shareholders' meeting or other equivalent voting procedure to obtain shareholder approval for issuance of an additional $13 Million of Preferred
Shares, for an aggregate of $19 Million of Preferred Shares.   Within fifteen
(15) business days of the Corporation's receipt of such waiver or shareholder approval, Waterton shall have the option to purchase an additional $6 million of Preferred Shares (and Warrants to purchase 65,000 shares of Common Stock), but in no event shall Waterton have less than thirty (30) calendar days from the Closing to exercise such option. In addition, within thirty (30) calendar days after receipt of the approvals set forth in items (i) or (ii) above, but in no event less than ninety (90) calendar days of the Closing, Waterton shall have the option to purchase an additional $7 million of Preferred Shares of the Corporation (and Warrants to purchase 75,833 shares of Common Stock). "Warrants" shall mean Warrants issued pursuant to the Common Stock Purchase Warrant Certificate substantially in the form attached as Exhibit B to the Subscription Agreement for the First Closing. With respect to either option, Waterton shall have not less than ten (10) calendar days to complete the funding for such purchase, which shall be completed with documents which are substantially similar to those used for the First Closing. Further, you agree to cooperate with the Corporation with respect to filings required under the Blue Sky laws and agree to give the Corporation notice of the states in which the members of the purchasing entity will be located as early as practicable prior to the respective closing. All of such time
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periods shall be extended for the purpose of a Hart-Scott-Rodino filing if necessary, and shall be extended until five (5) business days following the approval of such filing or shall terminate upon the denial thereof. The closing of either option set forth in this Paragraph 1 shall be completed with documents which are substantially the same as the documents used in connection with the First Closing.

2. In the event that Waterton exercises its options, as set forth in Paragraph 1 above, and purchases an aggregate of $19 Million of Preferred Shares as set forth herein, if the Corporation determines to offer common shares, or securities convertible into common shares, to any party in a private placement of the Corporation's securities, the Corporation agrees to offer Waterton, on a right of first refusal basis, the right to purchase any such securities during the period ending two (2) years following the Closing. The Corporation shall offer such securities to Waterton on the same terms as offered to any other potential purchaser, and Waterton shall have five (5) business days after receipt of written notice to Waterton of the offer during which it may elect to purchase such securities. If Waterton does not elect to purchase such securities, Waterton shall be deemed to have rejected the offer and the Corporation shall be free to complete the transaction with another party or parties on the same terms offered to Waterton.

3. We agree that within five (5) business days from notice from you that Kenneth Abdalla desires to become a member of the Corporation's Board of Directors, you shall be so nominated, which shall be approved within ten (10) business days of such nomination. In addition, in the event that Waterton exercises its options, as set forth in Paragraph 1 above, and purchases an aggregate of $19 Million of Preferred Shares as set forth herein, Waterton shall be entitled to designate one additional person to sit on the Board of Directors of the Corporation. Approval of this action by the Corporation's Board of Directors shall be obtained by the Corporation within ten (10) business days of the closing of the final $7 Million purchase of Preferred Shares.

4. In the event that Waterton exercises its options, as set forth in Paragraph 1 above, and purchases an aggregate of $19 Million of Preferred Shares as set forth herein, the Corporation agrees that, for a period of three
(3) years from the Closing, it will not consummate a merger of the Corporation with another entity or the sale of all or substantially all of the Corporation's assets without the majority vote of the shareholders of the Corporation approving such action.

5. The Common Stock issuable upon exercise of the Preferred Shares and the Warrants purchased pursuant to the options granted to Waterton herein and any other shares of Common Stock then owned by Waterton shall be subject to registration rights substantially similar to those included in the Registration Rights Agreement between the Corporation and Yucaipa Waterton Deli Investors, L.L.C. dated the date hereof in connection with the purchase of the first $6 Million of Preferred Shares.

6. Waterton agrees that the investor for any portion of the Preferred Shares purchased by it will be an entity which is an affiliate of the Yucaipa Companies and will





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be controlled by Ron Burkle and/or Kenneth Abdalla, provided that nothing set forth herein shall restrict the transferability of such shares or warrants in accordance with applicable law and the applicable agreements relating thereto.

7. The Corporation represents that there are no known material liabilities of the Corporation, except as may be disclosed in the Corporation's filings with the Securities and Exchange Commission, or otherwise disclosed to Waterton.

8. Yucaipa is a limited liability company formed for the purpose of investing in the Preferred Shares. Each of the equity owners of Yucaipa are individuals, each of whom are residents of the State of California, and each of them are "accredited investors" within the meaning of Regulation D under the Securities Act of 1933.


Please confirm your understanding of and agreement to the above terms by signing below and returning a signed copy of this letter to me.



                                       Sincerely yours,



                                       Isaac Starkman
                                       President
                                       Jerry's Famous Deli, Inc.


Agreed and Accepted:

Waterton Management, L.L.C.



By:
   -------------------------------
   Kenneth J. Abdalla
   Managing Member

Date: